EXHIBIT 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Imation Corp.
     Registrations on Form S-8 and Form S-4


We are aware that our report dated August 11, 1998 on our reviews of the interim consolidated financial information of Imation Corp. (the Company) for the three and six month periods ended June 30, 1998 and 1997, and included in the Company's Form 10-Q for the quarter ended June 30, 1998, is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277 and 333-35591) and on Form S-4
(Registration No. 333-28837). Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                 /s/ PricewaterhouseCoopers LLP
                                     PricewaterhouseCoopers LLP





Minneapolis, Minnesota
August 14, 1998